UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2025	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706-663-8744)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 3.03. Material Modification to Rights of Security Holders.

On April 10, 2025, Parks! America, Inc., a Nevada corporation (the “Company”), filed a certificate of amendment to the Company’s articles of incorporation (the “Charter”) with the Secretary of State of the State of Nevada (the “First Certificate of Amendment”) to effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), followed immediately by the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Nevada (the “Second Certificate of Amendment,” and, together with the First Certificate of Amendment, the “Certificates of Amendment”) to effect a 5-for-1 forward stock split of the Company Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”). At the Company’s annual meeting of stockholders held on March 7, 2025, the stockholders of the Company approved the filings of the Certificates of Amendment to effect the Reverse/Forward Stock Split.

No fractional shares will be issued in connection with the Reverse/Forward Stock Split. Instead, the Company will pay cash (without interest) to any stockholder who would be entitled to receive a fractional share as a result of the Reverse/Forward Stock Split:

(i) stockholders who hold fewer than 500 shares immediately prior to the Reverse Stock Split shall be paid in cash (without interest) an amount equal to such number of shares of Company Common Stock held multiplied by the average of the closing sales prices of the Company Common Stock quoted on the National Quotation Bureau pink sheets for the five consecutive trading days immediately preceding the Effective Date of the Reverse Stock Split (the “Reverse Split Payment”); and

(ii) any remaining stockholders who would have been entitled to receive fractions of a share as a result of the Reverse/Forward Stock Split shall be paid in cash (without interest) an amount equal to such fractions multiplied by the average of the closing sales prices of the Company Common Stock quoted on the National Quotation Bureau pink sheets for the five consecutive trading days immediately preceding the effective date of the Reverse/Forward Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse/Forward Stock Split) (the “Forward Split Payment”, and, together with the Reverse Split Payment, the “Payments”).

The Reverse/Forward Stock Split will be effective on April 30, 2025, with the Secretary of State of the State of Nevada, and the Company intends for its Common Stock to begin trading on a Reverse/Forward Stock Split-adjusted basis when the market opens on May 1, 2025. The trading symbol for the Company Common Stock will be “PRKAD” for 20 trading days, including the effective date, after which it will revert to “PRKA”.

The Company’s transfer agent, Securities Transfer Corporation, is acting as the exchange agent and paying agent for the Reverse/Forward Stock Split.

The summary of the Certificates of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificates of Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On April 30, 2025, the Company issued a press release announcing the Reverse/Forward Stock Split, expected to take effect on May 1, 2025. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Articles of Incorporation of Parks! America, Inc., filed with the Secretary of State of the State of Nevada on April 10, 2025 (effecting the Reverse Stock Split as of April 30, 2025)
3.2	Certificate of Amendment to the Articles of Incorporation of Parks! America, Inc., filed with the Secretary of State of the State of Nevada on April 10, 2025 (effecting the Forward Stock Split as of April 30, 2025)
99.1	News release issued by Parks! America, Inc. on April 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025

PARKS! AMERICA, INC.

By:	/s/ Rebecca S. McGraw
Name:	Rebecca S. McGraw
Title:	Chief Financial Officer

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